EXHIBIT 99.1

SOLON, Ohio, Feb. 27 /PRNewswire-FirstCall/ -- Energy Focus, Inc. (Nasdaq: EFOI - News), the global leader in energy-efficient lighting technologies, is pleased to announce the election of Cleantech Investor, David Gelbaum, to the Company's Board of Directors.

"Energy Focus is a global source for the most energy-efficient lighting technologies available and we are aggressively enhancing our business development capabilities," said Joseph Kaveski, CEO of Energy Focus, Inc. "I am truly pleased to have Mr. Gelbaum join our Board of Directors. His expertise in the Cleantech space, particularly his experience fostering the development of emerging solar technologies, will be a great asset to Energy Focus as we drive forward to commercialize the breakthrough in solar efficiency we've achieved with our VHESC partners."

"I feel fortunate to be invested in Energy Focus and look forward to contributing to its success as a director of the company," commented Mr. Gelbaum. "The company has tremendous potential to be a major provider of energy efficient lighting solutions as well to take solar generation to the next level. It couldn't come at a better time."

"Mr. Gelbaum has been a private investor since 2002. From 1972 until 2002, he developed quantitative models for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum has been a strong supporter of the environment and outdoor education and in 2006 was named the 9th Most Influential Person in Southern California by the Los Angeles Times Magazine for his work in protecting the environment in Southern California.

Now, with his wife, Monica, Mr. Gelbaum is a trustee in The Quercus Trust. Almost all of the Quercus Trust's investments are in the Cleantech space. In addition to holding approximately 18% of Energy Focus' common stock, the Trust includes in its holdings other alternate energy names such as Applied Solar Modules, Axion Power, EntechSolar and ThermoEnergy. In addition to these public holdings, the fund has interests in a number of privately held companies in the Cleantech space.

About Energy Focus, Inc

Energy Focus, Inc. is a leading supplier of energy solutions and the world's only supplier of EFO®, a lighting technology that is more efficient than conventional electric lamps. Energy Focus has a long standing relationship with the US Government. EFOI's Energy Star partnership and numerous Research and Development projects for the DOE and DARPA include creating energy efficient LED lighting systems for the US Navy fleet and the next generation Very High Efficiency Solar Cell ("VHESC"). Energy Focus products are designed, manufactured and marketed for the commercial lighting and swimming pool markets.

Energy Focus solutions provide energy savings, aesthetic, safety and maintenance cost benefits over conventional lighting. Customers include supermarket chains, retail stores, museums, theme parks and casinos, hotels, swimming pool builders and many others. Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The company has additional offices in Pleasanton, CA, United Kingdom and Germany. For more information, see www.energyfocusinc.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the business outlook for 2009 and thereafter and the potential growth of EFO sales based upon its energy savings over conventional lighting. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. For more information about potential factors that could affect Energy Focus financial results, please refer to the Company's SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward- looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.